UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

Pursuant To Section 13 Or 15 (d) of the
Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2005

EXIDE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11263 (Commission File Number)	23-0552730 (IRS Employer Identification No.)

Crossroads Corporate Center 08648
3150 Brunswick Pike
Suite 230
Lawrenceville, New Jersey 08648

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 512-3000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers
Item 5.03 Amendment to Articles of Incorporation or Bylaws
Item 8.01 Other Events
SIGNATURES

Item 5.02(b) Departure of Directors or Principal Officers

     On May 2, 2005, the Company announced that Scott McCarty has resigned from the Board of Directors of Exide Technologies.

Item 5.03 Amendment to Articles of Incorporation or Bylaws

     On April 28, 2005, the Company’s Board of Directors adopted a resolution amending Article II, Section 2.01 of the Company’s Amended and Restated Bylaws to provide that the annual meeting of stockholders would occur on the third Tuesday of each August or on such other date specified by the Board, whereas the previous bylaws did not permit the Board to select an alternative date for the annual meeting of stockholders absent an amendment of the bylaws.

Item 8.01 Other Events

     On April 28, 2005, the Company’s Board of Directors set August 4, 2005 as the date for the annual meeting of stockholders and June 17, 2005 as the record date for stockholders entitled to notice of or to vote at the annual meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXIDE TECHNOLOGIES (Registrant)

Date: May 3, 2005	By:	/S/ GORDON A. ULSH

Name: Gordon A. Ulsh Title: President and Chief Executive Officer